                                                                      Exhibit 12

AETNA INC.

RESTATED
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                            Three Months Ended                                Years Ended
                                                 March 31,                                    December 31,
                                          --------------------       --------------------------------------------------------
(Million)                                    1999        1998            1998        1997       1996       1995          1994
-----------------------------------------------------------------------------------------------------------------------------

Pretax income from
    continuing operations                  $285.0      $264.2        $1,408.3    $1,511.2     $338.7     $726.2        $627.5

Add back fixed charges                       95.3        85.0           358.5       321.9      245.1      187.0         170.8
Minority interest                             5.5        (4.9)           10.7        14.7       16.4       16.1          11.4
-----------------------------------------------------------------------------------------------------------------------------

    Income as adjusted                     $385.8      $344.3        $1,777.5    $1,847.8     $600.2     $929.3        $809.7
=============================================================================================================================

Fixed charges:
    Interest on indebtedness (1)           $ 64.6      $ 56.9        $  250.9    $  235.8     $168.3     $115.9        $ 98.6
    Portion of rents representative
        of interest factor                   30.7        28.1           107.6        86.1       76.8       71.1          72.2
-----------------------------------------------------------------------------------------------------------------------------

    Total fixed charges                    $ 95.3      $ 85.0        $  358.5    $  321.9     $245.1     $187.0        $170.8
=============================================================================================================================

Preferred stock dividend
  requirements                               23.2        23.3            92.2        92.4       41.1          -             -
-----------------------------------------------------------------------------------------------------------------------------
Total combined fixed charges
  and preferred stock dividend
  requirements                             $118.5      $108.3        $  450.7    $  414.3     $286.2     $187.0        $170.8
=============================================================================================================================

Ratio of earnings to fixed
  charges                                    4.05        4.05            4.96        5.74       2.45       4.97          4.74
=============================================================================================================================

Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                            3.26        3.18            3.94        4.46       2.10       4.97          4.74
=============================================================================================================================



(1) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 16 of Notes to Consolidated Financial Statements in the Company's 1998 Form 10-K/A.)




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



                                                          Exhibit 12 (Continued)

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                                      Three Months Ended                             Years Ended
                                                            March 31,                                December 31,
                                                   --------------------------        ------------------------------------------
(Millions)                                             1999            1998                1998               1997         1996
-------------------------------------------------------------------------------------------------------------------------------

Pretax income from continuing operations            $187.9           $237.3           $1,162.7           $1,505.2       $335.0

Add back fixed charges                                94.3             84.0              354.3              318.1        243.8
Minority interest                                      4.9             (4.7)              10.8               15.7         16.4
-------------------------------------------------------------------------------------------------------------------------------

   Income as adjusted                               $287.1           $316.6           $1,527.8           $1,839.0       $595.2
===============================================================================================================================

Fixed charges:
   Interest on indebtedness (2)                     $ 64.6           $ 56.9           $  250.9           $  234.0       $168.3
   Portion of rents representative
       of interest factor                             29.7             27.1              103.4               84.1         75.5
-------------------------------------------------------------------------------------------------------------------------------

    Total fixed charges                             $ 94.3           $ 84.0           $  354.3           $  318.1       $243.8
===============================================================================================================================

Preferred stock dividend requirements                    -                -                  -                  -            -
-------------------------------------------------------------------------------------------------------------------------------

Total combined fixed charges and preferred
    stock dividend requirements                     $ 94.3           $ 84.0           $  354.3           $  318.1       $243.8
===============================================================================================================================

Ratio of earnings to fixed charges                    3.04             3.77               4.31               5.78         2.44
===============================================================================================================================

Ratio of earnings to combined fixed charges
    and preferred stock dividends                     3.04             3.77               4.31               5.78         2.44
===============================================================================================================================


(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (Refer to Note 15 of Notes to Financial Statements in the Company's 1998 Form 10-K/A.)

(2) Includes the dividends paid to preferred shareholders of a subsidiary. (Refer to Note 16 of Notes to Consolidated Financial Statements in the Company's 1998 Form 10-K/A.)



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